EXHIBIT 23-2





                        CONSENT OF INDEPENDENT AUDITORS'


We consent to the incorporation by reference in the Registration Statement of WCM Capital, Inc. (formerly Franklin Consolidated Mining Co., Inc.) on Form S-8 of our report dated March 28, 2000, on our audit of the financial statements of WCM Capital Inc. (formerly Franklin Consolidated Mining Co., Inc.) as of December 31, 1999 and for the year then ended, which report is incorporated by reference in this Annual Report on Form 10-KSB.



                                            EHRENKRANTZ STERLING & CO. LLC


                                            /s/ Ehrenkrantz Sterling & Co. LLC
                                            -----------------------------------

Livingston, New Jersey
May 30, 2000


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